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                                                                   EXHIBIT 10.6


                                 AMENDMENT NO. 3
                            Dated as of June 29, 1998

                                       to

                                CREDIT AGREEMENT
                          Dated as of January 31, 1995

               THIS AMENDMENT NO. 3 dated as of June 29, 1998 ("AMENDMENT") is entered into by and between HPSC BRAVO FUNDING CORP. (the "BORROWER"), TRIPLE-A ONE FUNDING CORPORATION, a Delaware corporation ("TRIPLE-A") and CAPITAL MARKETS ASSURANCE CORPORATION, a New York stock insurance company ("CapMAC"), as Collateral Agent and as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Definitions List referred to below.

                             PRELIMINARY STATEMENTS

               A. The Borrower, Triple-A and CapMAC are parties to that certain Credit Agreement dated as of January 31, 1995 (as amended by that certain Amendment No. 1 dated as of December 19, 1995 and that certain Amendment No. 2 dated as of October 18, 1996, the "CREDIT AGREEMENT"), pursuant to which Triple-A agreed to make Triple-A Loans to the Borrower, the proceeds of which have been used to purchase Transferred Assets from the Seller in accordance with the terms of the Purchase Agreement;

               B. The Borrower, Triple-A and CapMAC wish to increase the facility limit and certain other terms and conditions set forth in the Credit Agreement and as a result have agreed to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Triple-A and CapMAC agree as follows:

               SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. Effective as of the date first above written, subject to the satisfaction of the conditions precedent set forth in SECTION 3 below, the Credit Agreement is hereby amended as follows:

               1.1 DEFINITIONS. The Amended and Restated Definitions List referenced in Section 1.01 of the Credit Agreement is hereby amended as follows:


                    1.1 (a) The definition of "AGGREGATE RESERVES" is hereby deleted and



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replaced with the following:

                    ""AGGREGATE RESERVES" means, on any day, an amount equal to the Discounted Eligible Receivables Balance times the GREATEST of (i) 10%, (ii) the Default Reserve Ratio as computed in the most recent Settlement Report and
(iii) the Excess Concentration Reserve Ratio as computed on the most recent Settlement Date, PROVIDED, that the Aggregate Reserves shall be no less than the greatest of (a) $2,500,000; (b) the sum of the Outstanding Balances of all Receivables owed by the five (5) Obligors who owe the largest Outstanding Balances of Receivables owed by any single Obligor, (c) twenty-five percent (25%) of the highest dollar amount of Aggregate Reserves as of any previous time and (d) from and after the date that the "Capital" outstanding under the Triple-A Purchase Agreement has been reduced to zero, the sum of (1) $2,500,000 PLUS (2) the lesser of (x) $1,000,000 and (y) the Outstanding Balance of the Purchased Receivables at the time such Capital was reduced to zero."

                    1.1 (b) The definition of "CONTRACT" is hereby modified to insert immediately after the phrase "Leasehold Improvement Note" the phrase "or Practice Finance Loan".

                    1.1(c) The definition of "DISCOUNT RATE" is hereby modified to delete the text thereof in its entirety and to substitute therefor the following:

               "DISCOUNT RATE" means (i) with respect to any Lease or Conditional Sale Agreement, the discount rate used to calculate the aggregate Discounted Value of the Scheduled Contract Payments payable under the related Contract as of the last day of the month immediately preceding the month in which such Receivable was acquired from the Seller and (ii) with respect to any other Receivable, the interest rate set forth in the documents creating such Receivable. The Discount Rate for the Leases or Conditional Sale Agreements transferred on any date shall be a rate equal to the sum of (i) the interest rate per annum quoted to the Borrower by the Swap Provider as the rate at which such Swap Provider is willing to enter into an Interest Rate Hedge pursuant to which the Seller will pay an interest rate calculated in conjunction with an Interest Rate Hedge amortization prepared by the Borrower and which complies with Section 5.01(n) of the Credit Agreement, and in return shall receive a floating interest rate (calculated against the same principal amount) approximately equal to the Eurodollar Rate, PLUS
        (ii) .15% per annum PLUS (iii) the Carrying Costs Percentage at such time; PROVIDED, that the Seller may, at its option, with respect to the Receivables transferred on any Settlement Date, designate a rate which is higher than the rates calculated above to be the "Discount Rate" for such Receivables.

                    1.1 (d) The definition of "DISCOUNTED VALUE" is hereby modified to delete therefrom the phrase "means, with respect to any Receivable," and to substitute therefor the phrase "means, (i) with respect to any Lease or Conditional Sale Agreement," and to delete

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therefrom the phrase "purchase option shall be zero." and to substitute therefor the phrase "purchase option shall be zero; and (ii) with respect to any other Receivable, as of any date of determination, the outstanding principal amount thereof."

                    1.1(e) For the definition of "ELIGIBLE RECEIVABLE":

                    (i) Paragraph (iii) is hereby modified to insert immediately after the phrase "commencement date of such Contract", the phrase ", except for Practice Finance Loans, which are required to be paid in full within 84 months of the original commencement dates of such Loans"

                    (ii) Paragraph (v) is hereby deleted and replaced with the following:

                    "(v) the original Outstanding Balance of which, when added to the Outstanding Balance of all other Receivables owing by the same Obligor at such time, does not exceed the lesser of (i) $1,000,000 and (ii) 1.5% of the Discounted Eligible Receivables Balance at such time;"

                    (iii) Paragraph (xvi) is hereby modified to delete therefrom the phrase "except pursuant to a provision therein requiring payment of a Termination Amount" and to substitute therefor the phrase "except in the case of a Practice Finance Loan, pursuant to a provision therein requiring payment of a Termination Amount".

                    (iv) Paragraph (xxii) is hereby deleted and replaced with the following:

                    "(xxii)The Discounted Value of which, (A) if arising under a Leasehold Improvement Note, when added to the Discounted Value of all Eligible Receivables arising under Leasehold Improvement Notes, does not exceed 25% of the Discounted Eligible Receivables Balance, (B) if arising under a promissory note, when added to the Discounted Value of all Eligible Receivables arising under promissory notes, does not exceed 10% of the Discounted Eligible Receivables Balance, and (C) if arising under either a Leasehold Improvement Note or a promissory note, when added to the Discounted Value of all Eligible Receivables arising under both Leasehold Improvement Notes and promissory notes, does not exceed 30% of the Discounted Eligible Receivables Balance;"

                    (v) Paragraph (xxiii) is hereby deleted and replaced with the following:

                    "(xxiii) the Contract for which is either (A) a Lease in substantially the same form of EXHIBIT K-1 to the Purchase Agreement, (B) a Conditional Sale Agreement in substantially the same form of EXHIBIT K-2 thereto, (C) a Leasehold Improvement Note in substantially the same form of EXHIBIT K-3 thereto, (D) a Practice Finance Loan in substantially the same form of EXHIBIT K-4 thereto, underwritten in accordance with Practice Finance Loan


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underwriting criteria, as attached to EXHIBIT K-4, and which, when added to all
Practice Finance Loans, does not exceed 10% of the Discounted Eligible Receivables Balance; or (E) a promissory note, the Discounted Value of which, when added to the Discounted Value of all Eligible Receivables owed by such Obligor and not described under (A), (B), (C) or (D) above, does not exceed $150,000;"

                    (vi) Paragraph (xxviii) is hereby deleted and replaced with the following:

                    the Obligors of which are either (i) licensed dental, medical or veterinary professionals or (ii) corporations or similar entities engaged in a dental, medical or veterinary practice, and which are licensed and/or qualified, as appropriate, in each jurisdiction in which the nature of their practices would require such license or qualification;".

                    1.1 (f) The definition of "EXCESS CONCENTRATION RESERVE RATIO" is hereby modified to delete therefrom the number ".14" and substitute therefor the number ".10".

                    1.1 (g) The definition of "FACILITY LIMIT" is hereby modified to delete therefrom the number "$100,000,000" and substitute therefor the number "$225,000,000".

                    1.1 (h) The definition of "FEE LETTER" on page (i) is hereby modified to delete therefrom the phrase "Amended and Restated Fee Letter Agreement, dated October 18, 1996" and substitute therefor the phrase "Second Amended and Restated Fee Letter Agreement, dated June 29, 1998".

                    1.1 (i) The following is hereby inserted alphabetically with the other definitions contained in the Definitions List referred to in Section
1.01 of the Credit Agreement:

                    ""PRACTICE FINANCE LOAN" means a note or instrument substantially in the form of EXHIBIT K-4 to the Purchase Agreement, evidencing an Obligor's indebtedness to the Seller on account of a loan made to finance working capital needs of such Obligor, in connection with such Obligor's professional dental, medical or veterinary practice."

                    1.1 (j) The definition of "SCHEDULED TERMINATION DATE" is hereby deleted and replaced with the following: ""SCHEDULED TERMINATION DATE" means June 29, 2003."

                    1.1 (k) The definition of "TERMINATION DATE" is hereby modified to delete therefrom each occurrence of the phrase "five Business Days" and substitute therefor the phrase "thirty calendar days".

               1.2 SECTION 1.01. Section 1.01 is hereby amended to insert after the first

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sentence contained therein the following:

               "Any reference in the Facility Documents to a note, instrument, or other agreement substantially in the form of Exhibit K-1, K-2, K-3 or K-4 to the Purchase Agreement, as applicable, shall mean and be a reference to a note, instrument or other agreement in substantially one of the forms included in such Exhibit."

               1.3 SECTION 2.01. The first sentence of Section 2.01 is hereby amended to delete the character "(a)" that precedes the phrase "Triple-A agrees that it may," and to delete therefrom the phrase "may, in its sole discretion and otherwise" and substitute therefor the word "shall,". Section 2.01 also is amended to insert, after the first sentence contained therein, the following:

               "Notwithstanding the foregoing, if, at any time, two or more of the individuals who held the positions of Chief Executive Officer, Chief Financial Officer and President of the Seller as of April 30, 1998 no longer remain actively involved in the day-to-day management of the Seller, then Triple-A is no longer required to, but may, in its sole discretion, make the above-mentioned Triple-A Loans."

               1.4 SECTION 2.03. Section 2.03(c) is hereby amended to delete therefrom the time "3:00 P.M." and substitute therefor the time "3:30 P.M.".

               1.5 SECTION 2.06. Paragraph (a)(iii) is hereby amended to delete therefrom the number ".50%" and substitute therefor the number ".40%"

               1.6 SECTION 2.07. Paragraphs (b) and (c) of Section 2.07 are hereby amended to delete therefrom the phrase "Termination Date" and substitute therefor the phrase "Designated Termination Date".

               1.7 SECTION 4.01. Section 4.01 is hereby amended to insert, at the conclusion thereof, the following clauses (v) and (w):

               (v) SELECTION OF RECEIVABLES. Each Receivable has been randomly selected from the Originator's portfolio of receivables in accordance with its normal standards and procedures used for all of its standard securitization transactions and no selection procedures adverse to Triple-A have been employed in such selections.

               (w) HISTORIC LOSS DATA. Attached hereto as EXHIBIT G is a summary of historical static loss data of the Originator suffered as a result of defaults under the Originator's receivables, which summary is true and accurate with respect to the periods described therein and does not omit any information necessary to make such summary not misleading.

               1.8 The Exhibits to the Credit Agreement are hereby amended to add, as


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EXHIBIT G to the Credit Agreement, the summary data concerning historical losses attached to this Amendment as EXHIBIT G.

               SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

               (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

               (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms that the representations and warranties contained in ARTICLE IV of the Credit Agreement are true and correct.

               (c) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants made in the Credit Agreement and the other Facility Documents to the extent the same are not amended hereby and agrees that all such covenants shall be deemed to have been remade as of the effective date of this Amendment.

               (d) No Wind-Down Event or Unmatured Wind-Down Event has occurred or is continuing.

               SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective as of June 29, 1998, PROVIDED that all of the following conditions are met in form and substance satisfactory to Triple-A.

               (a) This Amendment shall have been executed and delivered by the Borrower, Triple-A and CapMAC.

               (b) On the date the last of the conditions listed herein is satisfied (the "DELIVERY DATE") there shall exist no Wind-Down Event or Unmatured Wind-Down Event.

               (c) The Amended and Restated Liquidity Agreement shall have been executed and delivered by the Liquidity Borrower, the Liquidity Banks and the Liquidity Agent and shall be in full force and effect.

               (d) The Second Amended and Restated Surety Bonds shall have been executed and delivered by CapMAC.

               (e) Each of the Rating Agencies shall have delivered written confirmation to the Administrative Agent to the effect that (i) the Loans and Receivables Purchases constitute "investment grade risks", without giving effect to the Surety Bonds and (ii) the then current

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rating of the "Transaction Commercial Paper Notes" (as defined in the Amended and Restated Liquidity Agreement) shall not be withdrawn or downgraded by virtue of this Amendment and the transactions contemplated hereby.

               (f) All fees and expenses due and owing CapMAC and/or MBIA Insurance Corporation shall have been paid, subject to the terms of that certain letter agreement between the Seller and Triple-A dated April 23, 1998.

               SECTION 4. REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT. Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein and for the limited purposes set forth herein, operate as a waiver of any right, power or remedy of Triple-A, nor constitute a waiver of any provisions of the Credit Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

               SECTION 5. HEADINGS. Section headings in the Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

               SECTION 6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                           HPSC BRAVO FUNDING CORP.,
                                           as Borrower



                                           By:  /s/ John W. Everets
                                               ----------------------------
                                           Title: President



                                           TRIPLE-A ONE FUNDING
                                           CORPORATION

                                           By CAPITAL MARKETS ASSURANCE
                                           CORPORATION,  Its Attorney-In-Fact



                                           By:  /s/ Richard Pfaltzgraff
                                               ----------------------------
                                           Title:  Vice President



                                           CAPITAL MARKETS ASSURANCE
                                           CORPORATION, as Collateral Agent and
                                           Administrative Agent



                                           By: /s/ Richard Pfaltzgraff
                                              -----------------------------
                                           Title:  Vice President


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